U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 19, 2002


                          London Pacific Group Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                    0-21874
                            (Commission File Number)

   Jersey (Channel Islands) U.K.                       Not applicable
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

(i) On June 19, 2002, PricewaterhouseCoopers ("PricewaterhouseCoopers") notified London Pacific Group Limited ("Registrant") of its resignation as auditors for the Registrant and its subsidiaries and associated entities. PricewaterhouseCoopers has served as the Registrant's auditors since inception as a public company in 1985. Subsequent to the audit of the financial statements for 2001, PricewaterhouseCoopers was approved as auditors for 2002 at the annual general meeting of shareholders of Registrant on May 7, 2002.

(ii) The reports of PricewaterhouseCoopers on the financial statements of Registrant for the two years ended December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The Audit Committee of the Board of Directors of Registrant did not recommend or approve a change of auditors. The Audit Committee is expected to approve the appointment of auditors in place of PricewaterhouseCoopers.

(iv) In connection with its audits for the two most recent fiscal years and through June 19, 2002, there have been no disagreements with
       PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their report on the financial statements for such years, except that, in connection with its audit for the year ended December 31, 2001 and its review of Registrant's unaudited interim financial statements for the first quarter ended 31 March 2002 there were disagreements between the management of the Registrant and the representatives of
       PricewaterhouseCoopers with respect to the nature, extent and categorization of the impairment reviews and fair value evaluations of portfolio securities in accordance with FAS 115 "Accounting for Certain Investments in Debt and Equity Securities." These disagreements on the application of FAS 115 were subsequently resolved to the satisfaction of PricewaterhouseCoopers.

              PricewaterhouseCoopers and the Audit Committee of the Board of Directors of the Registrant have discussed the foregoing. The Registrant has authorized PricewaterhouseCoopers to respond fully to the inquiries of the successor accountant concerning the subject matter of the foregoing.

(v) In connection with its audits for the two most recent fiscal years and through June 19, 2002 there were no "reportable events" as defined within Regulation S-K Item 304(a)1(v)(A), except that, in connection with its audit of the Registrant's financial statements for the year ended
       December  31,  2001 and its  review  of  Registrant's  unaudited  interim financial statements for the first quarter ended 31 March 2002, PricewaterhouseCoopers recommended to the Registrant that steps be taken to establish an internal audit function, improve the production of timely and reliable financial reports in accordance with US GAAP and to strengthen the corporate governance structure.

              PricewaterhouseCoopers and the Audit Committee of the Board of Directors of the Registrant have discussed the foregoing. In response to these recommendations, the Registrant is recruiting a specialist in US GAAP, is appointing an internal auditor to report directly to the Audit Committee, and has encouraged full participation of all members of the Audit Committee in all Audit Committee meetings.

Registrant has furnished PricewaterhouseCoopers a copy of this Form 8-K, and requested PricewaterhouseCoopers to furnish Registrant a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers agrees with the preceding, or, if not, stating the respects in which it does not agree. That letter is provided as an exhibit to this Form 8-K.


Item 7. Financial Statements and Exhibits

(c)    Exhibits

       16.1 Letter of PricewaterhouseCoopers regarding change in independent public accountants.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LONDON PACIFIC GROUP LIMITED
                                      (Registrant)

Date: June 26, 2002                   By:    /s/  Ian K. Whitehead

                                             Ian K. Whitehead,
                                             Chief Financial Officer